Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Municipal Trust: Fidelity Municipal Income Fund, of our report dated February 13, 2007, on the financial statements and financial highlights included in the December 31, 2006 Annual Report to Shareholders of Fidelity Municipal Trust: Fidelity Municipal Income Fund.

We further consent to the references to our Firm under the headings "Experts" and "Additional Information About the Funds" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information for Fidelity Municipal Trust: Fidelity Municipal Income Fund and Fidelity Court Street Trust: Fidelity Florida Municipal Income Fund, which are also incorporated by reference into the Proxy/Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
____________________________
Boston, Massachusetts
July 20, 2007